Exhibit 99.1

FOR IMMEDIATE RELEASE
METALICO TO DELAY FILING 10-K

CRANFORD, NJ, March 27, 2015 – Metalico, Inc. (NYSE MKT: MEA), a scrap metal recycler, has announced plans to delay filing its Annual Report on Form 10-K for the year ended December 31, 2014 for up to fifteen days from the current target date of March 31.

The Company has filed a Notification of Late Filing with the U.S. Securities and Exchange Commission for the Annual Report, allowing the Company to file its 2014 10-K by April 15. Metalico intends to release its results for 2014 and the fourth quarter and host an earnings call by that date.

Metalico stated that it is in talks with its senior secured lenders about future compliance with terms of its debt as a result of further downturns in the scrap industry and their impact on the Company’s financial statements. These factors may affect the presentation of certain items in the 2014 Annual Report and, accordingly, the Company will not be able to file the report by March 31, 2015.

Metalico continues to meet all its obligations to its various constituencies and is focused on maintaining a sustainable capital structure pending improvement in its business.

Metalico, Inc. is a holding company with operations in ferrous and non-ferrous scrap metal recycling. The Company operates recycling facilities in New York, Pennsylvania, Ohio, West Virginia, New Jersey, and Mississippi. Metalico’s common stock is traded on the NYSE MKT under the symbol MEA.

This news release may contain, in addition to historical information, certain “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements may contain terms like “expect,” “anticipate,” “believe,” “should,” “appear,” “estimate” and other words that convey a similar meaning, or are statements that do not relate strictly to historical or current facts. Forward-looking statements include statements with respect to Metalico’s beliefs, plans, objectives, goals, expectations, anticipations, assumptions, estimates, intentions, and future performance, and involve known and unknown risks, uncertainties and other factors, which may be beyond Metalico’s control, and which may cause Metalico’s actual results, performance or achievements to be materially different from future results, performance, expectations or achievements expressed or implied by such forward-looking statements. Factors that could cause such material difference are discussed in more detail in the Company’s most recent Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. All statements other than statements of historical fact are statements that could be forward-looking statements. Metalico assumes no obligation to update the information contained in this news release.

Contact: Metalico, Inc.

Carlos E. Agüero
Michael J. Drury
info@metalico.com
186 North Avenue East
Cranford, NJ 07016
(908) 497-9610
Fax: (908) 497-1097
www.metalico.com

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